EXHIBIT 99.1

ITEM 6.	SELECTED FINANCIAL DATA (Revised)

The following table sets forth selected financial data on an historical basis for the Company. This data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Annual Report on Form 10-K.

MID-AMERICA APARTMENT COMMUNITIES, INC.

SELECTED FINANCIAL DATA(1)

(Dollars in thousands except per share data)

	Year Ended December 31,
	2002	2001	2000	1999	1998
	(Revised)	(Revised)	(Revised)	(Revised)	(Revised)
Operating Data:
Total revenues	$233,044	$232,642	$227,022	$225,745	$214,951
Expenses:
Property operating expenses	92,530	89,224	86,038	84,641	79,698
Depreciation and amortization	55,110	51,925	51,719	49,788	45,916
Property management and general and administrative expenses	15,298	16,083	14,826	14,479	11,960
Interest	49,448	52,598	50,736	48,302	45,704
Loss on debt extinguishment	1,444	1,189	243	79	1,172
Amortization of deferred financing costs	2,712	2,352	2,758	2,854	2,348

Income from continuing operations before minority interest in operating partnership income, loss from investments in unconsolidated entities and net gain on insurance settlement proceeds and disposition of assets	16,502	19,271	20,702	25,602	28,153
Minority interest in operating partnership income	(388)	(2,417)	(2,587)	(2,485)	(2,072)
Loss from investments in unconsolidated entities	(532)	(296)	(157)	(31)	—
Net gain on insurance settlement proceeds and disposition of assets	397	11,933	11,587	10,237	408

Income from continuing operations	15,979	28,491	29,545	33,323	26,489
Discontinued operations:
Property operations	162	207	242	249	268
Gain on sale	—	—	—	—	—

Net income	16,141	28,698	29,787	33,572	26,757
Preferred dividend distribution	16,029	16,113	16,114	16,114	11,430
Premiums and original issuance costs associated with the redemption of preferred stock	2,041	—	—	—	—

Net income available for common shareholders	$(1,929)	$12,585	$13,673	$17,458	$15,327

Per Share Data:
Basic and diluted:
Net income available per common share	$(0.11)	$0.72	$0.78	$0.93	$0.82
Dividends declared	$2.340	$2.340	$2.325	$2.305	$2.225
Balance Sheet Data:
Real estate owned, at cost	$1,478,793	$1,449,720	$1,430,378	$1,396,743	$1,434,733
Real estate owned, net	$1,192,223	$1,216,933	$1,244,475	$1,248,051	$1,315,368
Total assets	$1,239,467	$1,263,488	$1,303,771	$1,298,823	$1,366,427
Total debt	$803,703	$779,664	$781,089	$744,238	$753,427
Minority interest	$33,405	$43,902	$50,020	$55,550	$61,441
Shareholders’ equity	$338,171	$398,358	$435,356	$464,394	$517,299
Weighted average common shares (000’s):
Basic	17,561	17,427	17,544	18,784	18,725
Diluted	17,561	17,532	17,597	18,808	18,770
Other Data (at end of period):
Market capitalization (shares and units)	$673,431	$709,224	$634,903	$639,095	$670,123
Ratio of total debt to total capitalization(2)	54.4%	52.4%	55.2%	53.8%	52.9%
Number of properties, including joint venture ownership interest and one community classified as a discontinued operation	123	122	124	129	129
Number of apartment units, including joint venture ownership interest and units classified in a discontinued operation	33,923	33,411	33,612	33,901	33,831

(1)	In accordance with Financial Accounting Standard Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” issued by the Financial Accounting Standards Board, the selected financial data have been revised from those originally reported for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 to reflect separately the results of discontinued operations for properties sold during the year ended December 31, 2003. The consolidated financial statements also reflect the Company’s adoption of Financial Accounting Standard Statement No. 145, Rescission of FASB statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. These revisions had no impact on the consolidated balance sheets, statements of shareholders’ equity or statements of cash flows, and had no impact on net income or net income per share for the years ended December 31, 2002, 2001, 2000, 1999 and 1998.

(2)	Total capitalization is total debt and market capitalization of preferred shares (value based on $25 per share liquidation preference), common shares and partnership units (value based on common stock equivalency).